UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2010

VANGUARD MINERALS CORPORATION
(formerly Knewtrino, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	333-112830	Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 West Broadway, Suite 2800, San Diego, CA		92101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(619) 481-3400 Fax (415) 358-5548

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 2, 2010, Vladimir Fedyunin resigned, effective February 2, 2010, as a member of our board of directors and as President and Chief Executive Officer, but remains Principal Financial Officer and Principal Accounting Officer.

On February 2, 1010, the Company’s board of directors elected James Price as a member of the board of directors and as President and Chief Executive Officer, effective as of February 2, 2010, to serve from the date of election until a successor shall be duly elected and qualified.

Since May of 1992, Mr. Price has functioned as President and Chief Executive Officer of San Diego based Aero Financial, Inc., which he founded, to provide essential support and organizational services to private and public companies.   Mr. Price received his bachelor’s degree from Eastern Washington University and served for 3 years in the US Army.  Upon his honorable discharge, Mr. Price served as a stock broker and office Principal for 10 years at various brokerage firms, including Gant, Cohig and Associates, AG Edwards and Sons and Global Financial, prior to founding Aero Financial.    Mr. Price sits on the Board of Directors for the San Diego area YMCA and is the Chairman of the Board for the I AM Foundation.

Mr. Price will serve on all committees of our board of directors, including our audit committee, until such time as additional directors are elected.

At present, we do not have in place any material plan, contract or arrangement under which Mr. Price would receive compensation or any grant or award.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2010
VANGUARD MINERALS CORPORATION

By:	/s/ Vladimir Fedyunin
Vladimir Fedyunin
President, Chief Executive Officer, Principal Financial Officer & Principal Accounting Officer